July 22, 2014 ©2014 DISCOVER FINANCIAL SERVICES 2Q14 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discoverfinancial.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are filed with the SEC and available at the SEC's internet site. The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

B / (W) ($MM, except per share data) 2Q14 2Q13 $ Δ % Δ Revenue Net of Interest Expense $2,172 $2,041 $131 6% Provision for Loan Losses 360 240 (120) (50%) Operating Expense 797 820 23 3% Direct Banking 984 1,002 (18) (2%) Payment Services 31 (21) 52 NM Total Pre-Tax Income 1,015 981 34 3% Pre-tax, Pre-Provision Income(1) 1,375 1,221 154 13% Income Tax Expense 371 379 8 2% Net Income (Loss) $644 $602 $42 7% Diluted EPS $1.35 $1.20 $0.15 13% ROE 23% 23% 2Q14 Summary Financial Results • Diluted EPS of $1.35, up 13% YOY • Revenue net of interest expense of $2.2Bn, up 6% YOY due to loan growth and net interest margin expansion • Higher provision for loan losses driven by a modest reserve build in 2Q14 versus a reserve release in 2Q13 3 Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company’s reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company’s performance; see appendix for reconciliation

2Q13 2Q14 80 70 60 50 40 30 20 10 0 Total Card Student Personal $61.7 $49.8 $7.9 $3.6 $65.9 $52.7 $8.3 $4.6 2Q13 2Q14 50 40 30 20 10 0 DN Proprietary PULSE Diners(1) Network Partners $28.6 $40.1 $6.8 $2.4 $30.3 $41.5 $6.7 $2.6 2Q14 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +7% Card +6% Student +5% Personal +26% PULSE +4% Diners(1) -2% Network Partners +7% Proprietary +6%

2Q14 Revenue Detail

($MM)	2Q14	2Q13	B / (W) $ Δ	B / (W) % Δ
Interest Income	$1,863	$1,727	$136	8%
Interest Expense	274	297	23	8%
Net Interest Income	1,589	1,430	159	11%
Discount/Interchange Revenue	595	546	49	9%
Rewards Cost	268	238	(30)	(13%)
Net Discount/Interchange Revenue	327	308	19	6%
Protection Products Revenue	78	88	(10)	(11%)
Loan Fee Income	80	76	4	5%
Transaction Processing Revenue	46	47	(1)	(2%)
Other Income	52	92	(40)	(43%)
Total Non-Interest Income	583	611	(28)	(5%)
Revenue Net of Interest Expense	$2,172	$2,041	$131	6%
Direct Banking	$2,092	$1,961	$131	7%
Payment Services	80	80	0	0%
Revenue Net of Interest Expense	$2,172	$2,041	$131	6%

($MM)	2Q14	2Q13	Change QOQ	Change YOY
Discover Card Sales Volume	$29,341	$27,574	14%	6%
Rewards Rate [1]	0.91%	0.86%	-12 bps	5 bps

- Net interest income of $1.6Bn, up 11% YOY due to loan growth, funding cost improvement and yield expansion
- Discount and interchange revenue of $595MM, up 9% YOY driven primarily by an increase in card sales
- Rewards rate increased 5bps YOY due to higher standard and promotional rewards
- Other income decreased by $40MM primarily due to lower direct mortgage related income
- Payment Services revenue was flat

Note(s)
1. Rewards cost divided by Discover card sales volume

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2Q14 Net Interest Margin

($MM)	2Q14 Average Balance	2Q14 Rate	2Q13 Average Balance	2Q13 Rate
Credit Card	$51,718	12.10%	$49,002	11.97%
Private Student	8,301	6.84%	7,925	6.52%
Personal	4,426	12.49%	3,511	12.51%
Home Loans and Other	283	3.69%	355	3.27%
Total Loans	64,728	11.42%	60,793	11.24%
Other Interest-Earning Assets	11,600	0.73%	12,273	0.75%
Total Interest-Earning Assets	$76,328	9.79%	$73,066	9.48%
Direct to Consumer and Affinity	$28,752	1.27%	$28,946	1.50%
Brokered Deposits and Other	15,638	1.54%	13,756	2.21%
Interest Bearing Deposits	44,390	1.37%	42,702	1.73%
Borrowings	19,978	2.48%	19,169	2.36%
Total Interest-Bearing Liabilities	$64,368	1.71%	$61,871	1.92%

(%)	2Q14	Change QOQ	Change YOY
Total Interest Yield	11.42%	-2 bps	18 bps
NIM on Receivables	9.84%	-3 bps	40 bps
NIM on Interest-Earning Assets	8.35%	14 bps	50 bps

- Total interest yield of 11.42% increased 18bps YOY due to yield expansion in credit card and private student loans
- Credit card yield of 12.10% increased 13bps YOY due to a modestly higher portion of customers revolving balances and lower interest charge-offs
- Private student loan yield expansion reflects the recognition of cash flow estimates on acquired pools of loans that were revised during 4Q13
- Net interest margin on receivables increased 40bps YOY due to funding cost tailwinds and higher loan yield

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2Q14 Operating Expense Detail

($MM)	2Q14	2Q13	B / (W) $ Δ	B / (W) % Δ
Employee Compensation and Benefits	$301	$285	($16)	(6%)
Marketing and Business Development	168	185	17	9%
Information Processing & Communications	87	85	(2)	(2%)
Professional Fees	112	101	(11)	(11%)
Premises and Equipment	22	20	(2)	(10%)
Other Expense	107	144	37	26%
Total Operating Expense	$797	$820	$23	3%
Direct Banking	$748	$734	($14)	(2%)
Payment Services	49	86	37	43%
Total Operating Expense	$797	$820	$23	3%
Operating Efficiency(1)	**36.7%**	**40.2%**		**348 bps**

- Employee compensation and benefits of $301MM, up 6% YOY primarily due to higher headcount
- Marketing and business development expense of $168MM, down 9% YOY due to lower advertising and direct marketing
- Professional fees of $112MM, up 11% YOY due primarily to higher consultant expenses related to technology updates and improvements
- Other expense of $107MM, down 26% YOY primarily due to 2Q13 charges related to supporting Diners Club franchises in Europe(2)

Note(s)

1. Defined as reported noninterest expense divided by total revenue (net interest income and noninterest income)
2. Total charges in 2Q13 relating to Diners Club franchises in Europe were $55MM which included a $15MM reserve build related to loans to select Diners franchises

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2Q14 Provision for Loan Losses and Credit Quality

($MM)	2Q14	2Q13	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$337	$318	($19)	(6%)
Reserve Changes build/(release)	23	(78)	(101)	(129%)
Total Provision for Loan Loss	$360	$240	($120)	(50%)

(%)	2Q14	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	3.22%	0 bps	-19 bps
Net Principal Charge-Off Rate	2.33%	1 bps	-1 bps
30-Day Delinquency Rate	1.63%	-9 bps	5 bps
Reserve Rate	2.58%	-6 bps	-15 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)(1)	1.30%	-1 bps	-28 bps
30-Day Delinquency Rate (excl. PCI Loans)(1)	1.66%	-13 bps	28 bps
Reserve Rate (excl. PCI Loans)(1)	2.29%	13 bps	-9 bps
Personal Loans			
Net Principal Charge-Off Rate	1.95%	-12 bps	-29 bps
30-Day Delinquency Rate	0.66%	-2 bps	2 bps
Reserve Rate	2.37%	-15 bps	-33 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)(1)	3.01%	0 bps	-22 bps
Net Principal Charge-Off Rate (excl. PCI Loans)(1)	2.22%	0 bps	-5 bps
30-Day Delinquency Rate (excl. PCI Loans)(1)	1.56%	-9 bps	6 bps
Reserve Rate (excl. PCI Loans)(1)	2.56%	-5 bps	-16 bps

- Net charge-offs of $337MM, up 6% YOY due to loan growth
- Reserve build of $23MM driven by loan growth
- Card net charge-off rate decreased 1bp YOY to 2.33%
- Card 30+ day delinquency rate of 1.63% increased 5bps YOY
- Student loan net charge-off rate excluding PCI loans of 1.30%, down 28bps YOY

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the company is recognizing interest income on a pool of loans, it is all considered to be performing

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Capital Position and 2014 Outlook 9 Note(s) 1. Tier 1 common capital (non-GAAP measure) as a percent of risk-weighted assets under Basel I; see appendix for reconciliation Tier 1 Common Ratio(1) 14.6% 14.7% 14.3% 14.9% 15.2% 3Q13 4Q13 1Q14 2Q13 2Q14 • Expect net interest margin to be relatively stable for 2014 • Expect rewards rate of ~100bps for 2014 • Expect operating expenses of ~$3.3Bn for the full year 2014 • Credit outlook remains relatively stable • No change in plan to repurchase ~$1.6Bn of common stock over the four quarters ending 3/31/15

Appendix

Reconciliation of GAAP to Non-GAAP Data

(unaudited, in millions)	Quarter Ended Jun 30, 2014	Quarter Ended Jun 30, 2013
Provision for loan losses	$360	$240
Income before income taxes	1,015	981
Pre-tax, pre-provision income[(1)]	$1,375	$1,221

	Quarter Ended				
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
GAAP total common equity	$10,821	$10,461	$10,249	$10,042	$9,888
Less: Goodwill	(284)	(284)	(284)	(284)	(284)
Less: Intangibles	(179)	(182)	(185)	(188)	(191)
Tangible common equity[(2)]	$10,358	$9,995	$9,780	$9,570	$9,413
Effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital	73	71	69	110	106
Total tier 1 common capital[(3)]	$10,431	$10,066	$9,849	$9,680	$9,519
Risk weighted assets	$68,755	$67,365	$68,649	$65,741	$65,087
Tier 1 common capital ratio [(4)]	15.2%	14.9%	14.3%	14.7%	14.6%
GAAP book value per share	$24.46	$23.53	$22.89	$22.14	$21.52
Less: Goodwill	(0.62)	(0.60)	(0.60)	(0.59)	(0.59)
Less: Intangibles	(0.38)	(0.39)	(0.39)	(0.39)	(0.40)
Less: Preferred Stock	(1.20)	(1.20)	(1.19)	(1.17)	(1.15)
Tangible common equity per share	$22.26	$21.34	$20.71	$19.99	$19.38

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance
2. Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so we advise users of this information to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the company
3. Tier 1 common capital, a non-GAAP financial measure, represents common equity and the effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital, less goodwill and intangibles. A reconciliation of tier 1 common capital to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use tier 1 common capital and definitions may vary, so we advise users of this information to exercise caution in comparing tier 1 common capital of different companies. Tier 1 common capital is included to support the tier 1 common capital ratio which is meaningful to investors to assess the quality and composition of the Company's capital
4. Tier 1 common capital ratio is calculated using tier 1 common capital, a non-GAAP measure, divided by risk weighted assets

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